Exhibit 10.23

AWARD CANCELLATION AGREEMENT

This AWARD CANCELLATION AGREEMENT (this “Agreement”) is dated as of March 6, 2014 (the “Effective Date”) and is entered into by Snap Interactive, Inc., a Delaware corporation (the “Company”), and Jon Pedersen (the “Employee”).  Terms used in this Agreement with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Restricted Stock Award Agreement by and between the Employee and the Company, dated as of April 10, 2013 (the “Award Agreement”).

WHEREAS, under the Award Agreement, granted outside of the Snap Interactive, Inc. 2011 Long-Term Incentive Plan, the Company granted the Employee an award of restricted stock (the “Award”) of four hundred eighty thousand (480,000) shares of Common Stock of the Company (the “Awarded Shares”); and

WHEREAS, the Company and the Employee desire to cancel the entire Award as it relates to all four hundred eighty thousand (480,000) Awarded Shares as of the date hereof (the “Cancellation Date”), so that on and after the Cancellation Date, the entire Award and Award Agreement shall be cancelled and of no further effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF AWARD

1.1           Cancellation of Award.  In exchange for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employee hereby agrees that the Award Agreement and the Awarded Shares granted thereunder shall be cancelled, terminated, and of no further force or effect, effective as of the Cancellation Date, and neither the Company nor the Employee shall have any further rights or obligations with respect to the Award, the Award Agreement, or with respect to any Common Stock of the Company that could have been acquired under the Award Agreement.

1.2           Release.

(a)           Effective as of the Cancellation Date, the Employee, for the Employee and the Employee’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights to acquire securities of the Company pursuant to the Award, the Award Agreement, and the Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown or suspected or claimed, whether arising under common law, in equity, or under statute, which the Employee or the Employee’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided, however, that this Section 1.3(a) shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

(b)           The Employee covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.3           Further Assurances.  Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.4           Representations and Warranties.  The Employee hereby represents and warrants to the Company that the Employee has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement constitutes the legal, valid, and binding obligation of the Employee, enforceable against the Employee in accordance with its terms.  The Employee has read and understood this Agreement and is entering into this Agreement voluntarily.  The Employee agrees that this Agreement provides good and valuable consideration for the Employee’s agreements herein.

MISCELLANEOUS

2.1           Captions.  The captions used in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

2.2           Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, successors, and assigns.

2.3           Execution.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

2.4           Entire Agreement.  This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement, and supersedes all prior agreements and understandings among the parties with respect to such subject matter.

2.5           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

2.6           Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Employee at the address that he most recently provided to the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the date above.

SNAP INTERACTIVE, INC.

By:	/s/ Clifford Lerner
Name: Clifford Lerner Title: CEO

THE EMPLOYEE

/s/ Jon Pedersen
Jon Pedersen